Exhibit 99.1

Concentrix Reports Second Quarter 2023 Results

Newark, Calif., June 28, 2023 – Concentrix Corporation (NASDAQ: CNXC), a leading global provider of customer experience (CX) solutions and technology, today announced financial results for the fiscal second quarter ended May 31, 2023.

	Three Months Ended
	May 31, 2023	May 31, 2022	Change
Revenue ($M)	$1,614.7	$1,568.1	3.0%
Operating income ($M)	$162.6	$156.9	3.6%
Non-GAAP operating income ($M) (1)	$220.6	$212.8	3.7%
Operating margin	10.1%	10.0%	10 bps
Non-GAAP operating margin (1)	13.7%	13.6%	10 bps
Net income ($M)	$78.9	$113.1	(30.2)%
Non-GAAP net income ($M) (1)	$140.6	$154.8	(9.2)%
Adjusted EBITDA ($M) (1)	$258.8	$249.9	3.6%
Adjusted EBITDA margin (1)	16.0%	15.9%	10 bps
Diluted earnings per common share	$1.51	$2.14	(29.4)%
Non-GAAP diluted earnings per common share (1)	$2.69	$2.93	(8.2)%
(1) See non-GAAP reconciliations included in the accompanying financial tables for the reconciliation of each non-GAAP measure to its most directly comparable GAAP measure.

Second Quarter Fiscal 2023 Highlights:
•Revenue was $1,614.7 million, up 3.0% from the prior year second quarter, including a 1.6-point negative impact of foreign exchange rates compared with the prior year period, compared with $1,568.1 million in the prior year second quarter, and up 1.6% on an adjusted constant currency basis.
•Operating income was $162.6 million, or 10.1% of revenue, compared with $156.9 million, or 10.0% of revenue, in the prior year second quarter.
•Non-GAAP operating income was $220.6 million, or 13.7% of revenue, compared with $212.8 million, or 13.6% of revenue, in the prior year second quarter.
•Adjusted EBITDA was $258.8 million, or 16.0% of revenue, compared with $249.9 million, or 15.9% of revenue, in the prior year second quarter.
•Cash flow from operations was $133.4 million in the quarter. Free cash flow for the quarter was $101.3 million.
•Diluted earnings per common share (“EPS”) was $1.51 compared to $2.14 in the prior year second quarter.
•Non-GAAP diluted EPS was $2.69 compared to $2.93 in the prior year second quarter.

"Despite the prevailing macroeconomic environment, I am pleased with the margin expansion and free cash flow we achieved during the second quarter," said Chris Caldwell, Concentrix President and CEO. "While some clients have seen volumes below expectations, we have been able to maintain and grow share and have grown in each of our strategic verticals. We have made notable progress in our integration planning with Webhelp, giving us further confidence in the value creation of the combination. We have seen nice progress and early successes in harnessing the power of generative AI in multiple proof of concepts across our business. We continue to be confident that we will deliver revenue growth, margin and cash flow expansion and create long-term shareholder value."

Quarterly Dividend and Share Repurchase Program:
•Concentrix paid a $0.275 per share quarterly dividend on May 9, 2023. The Company’s Board of Directors has declared a quarterly dividend of $0.275 per share payable on August 8, 2023, to shareholders of record at the close of business on July 28, 2023.
•Concentrix repurchased 39,000 shares in the second quarter at a cost of $4.9 million under its previously announced share repurchase program at an average cost of $126.39 per share. At May 31, 2023, the Company’s remaining share repurchase authorization was $339.1 million.

Third Quarter and Full Year Fiscal 2023 Outlook
The following statements are based on Concentrix’ current expectations for the third quarter and full year fiscal 2023. Non-GAAP financial measures exclude the impact of any future acquisitions, acquisition-related and integration expenses, amortization of intangible assets, depreciation, share-based compensation and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

Third Quarter Fiscal 2023 Expectations:
•Third quarter adjusted constant currency revenue growth is expected to be in the range of 1.5% to 2.5%. Based on current exchange rates, our expectations assume a 0.2-point positive impact of foreign exchange rates compared with the prior year. Additionally, our expectations exclude an expected revenue contribution of approximately $28 million in third quarter revenue from acquired operations not included in the full prior year results. Based on the above assumptions, we expect third quarter reported revenue in the range of $1.635 billion to $1.650 billion.
•Operating income is expected to be in the range of $172 million to $182 million and non-GAAP operating income is expected to be in the range of $225 million to $235 million.
•The effective tax rate is expected to approximate 26%.

Full Year 2023 Expectations:
•Full year adjusted constant currency revenue growth is expected to be in the range of 2.0% to 3.0%. Based on current exchange rates, our expectations assume a 0.5-point negative impact of foreign exchange rates compared with the prior year. Additionally, our expectations exclude an expected revenue contribution of approximately $156 million for the full year from acquired operations not included in the full prior year results. Based on the above assumptions, we expect full year reported revenue in the range of $6.575 billion to $6.640 billion.
•Operating income is expected to be in the range of $690 million to $715 million and non-GAAP operating income is expected to be in the range of $920 million to $945 million.
•The effective tax rate is expected to approximate 26%.

Conference Call and Webcast
Concentrix will host a conference call for investors to review its second quarter fiscal 2023 results today at 5:00 p.m. (ET)/2:00 p.m. (PT).

The live conference call webcast will be available in listen-only mode in the Investor Relations section of the Concentrix website under “Events and Presentations” at https://ir.concentrix.com/events-and-presentations. A replay will also be available on the website following the conference call.

About Concentrix
We’re Concentrix (Nasdaq: CNXC), a leading global provider of customer experience (CX) solutions and technology. We Reimagine everything CX to improve business performance for some of the world’s best brands, and the ones that are changing the world as we know it. Every day, we Design, Build and Run CX for over 130 Fortune Global 500 and 125 new economy clients. Whether it’s a specific solution or the whole end-to-end journey, we’ve got it covered. We’re the strategic thinkers who design brand-defining experiences. The tech geeks who build smarter solutions. And the operational experts who run it all and make it work seamlessly. Across 40 countries and 6 continents, we provide services across key industry verticals: technology & consumer electronics; retail, travel & ecommerce; banking, financial services & insurance; healthcare; communications & media; automotive; and energy & public sector. Location: Virtually Everywhere. Visit www.concentrix.com to learn more.

Use of Non-GAAP Information
In addition to disclosing financial results that are determined in accordance with GAAP, we also disclose certain non-GAAP financial information, including:

•Constant currency revenue growth, which is revenue growth adjusted for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our business performance. Constant currency revenue growth is calculated by translating the revenue of each fiscal year in the billing currency to U.S. dollars using the comparable prior year’s currency conversion rate in comparison to prior year’s revenue. Generally, when the U.S. dollar either strengthens or weakens against other currencies, revenue growth at constant currency rates or adjusting for currency will be higher or lower than revenue growth reported at actual exchange rates.
•Adjusted constant currency revenue growth, which is constant currency revenue growth excluding revenue from acquired operations in the current period for the twelve months following an acquisition and excluding revenue from divested operations in the comparative period for the twelve months preceding a divestiture. Adjusted constant currency revenue growth presents organic constant currency revenue growth for the business, without the impact of acquisitions or divestitures, thereby facilitating period-to-period comparisons of our business performance.
•Non-GAAP operating income, which is operating income, adjusted to exclude acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Non-GAAP operating margin, which is non-GAAP operating income, as defined above, divided by revenue.
•Adjusted earnings before interest, taxes, depreciation, and amortization, or adjusted EBITDA, which is non-GAAP operating income, as defined above, plus depreciation.
•Adjusted EBITDA margin, which is adjusted EBITDA, as defined above, divided by revenue.
•Non-GAAP net income, which is net income excluding the tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.
•Free cash flow, which is cash flows from operating activities less capital expenditures. We believe that free cash flow is a meaningful measure of cash flows since capital expenditures are a necessary component of ongoing operations. However, free cash flow has limitations because it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions.
•Non-GAAP diluted earnings per common share (“EPS”), which is diluted EPS excluding the per share, tax effected impact of acquisition-related and integration expenses, including related restructuring costs, amortization of intangible assets, and share-based compensation.

We believe that providing this additional information is useful to the reader to better assess and understand our base operating performance, especially when comparing results with previous periods and for planning and forecasting in future periods, primarily because management typically monitors the business adjusted for these items in addition to GAAP results. Management also uses these non-GAAP measures to establish operational goals and, in some cases, for measuring performance for compensation purposes. These non-GAAP financial measures exclude amortization of intangible assets. Although intangible assets contribute to our revenue generation, the amortization of intangible assets does not directly relate to the services performed for our clients. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of our acquisition activity. Accordingly, we believe excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of our business nor reflect our underlying business performance, enhances our and our investors’ ability to compare our past financial performance with its current performance and to analyze underlying business performance and trends. These non-GAAP financial measures also exclude share-based compensation expense. Given the subjective assumptions and the variety of award types that companies can use when calculating share-based compensation expense, management believes this additional information allows investors to make additional comparisons between our operating results and those of our peers. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Safe Harbor Statement
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected future financial condition and growth, results of operations, including revenue and operating income, free cash flow, effective tax rate, margin and cash flow expansion, creation of long-term shareholder value, investments, capital allocation, business strategy, foreign currency exchange rate fluctuations, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the proposed transaction with Webhelp, including that the proposed transaction will not be consummated; the ability to receive shareholder approval and regulatory approvals for the proposed transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transaction; conditions in the credit markets and the ability to obtain financing for the proposed transaction on a favorable basis, if at all; fluctuations in currency exchange rates and their impact on the U.S. dollar cost for euro-denominated obligations; the ability to retain key employees and successfully integrate the Webhelp business; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the proposed acquisition on relationships with clients and other third parties; the unfavorable outcome of any legal proceedings that may be instituted against the Company or Webhelp; risks related to general economic conditions, including consumer demand, interest rates, inflation, supply chains and the effects of the conflict in Ukraine; cyberattacks on the Company’s or its clients’ networks and information technology systems; the failure of the Company’s staff and contractors to adhere to the Company’s and its clients’ controls and processes; the inability to protect personal and proprietary information; the inability to execute on the Company’s digital CX strategy; the loss of key personnel or the inability to attract and retain staff with the skills and expertise needed for our business; increases in the cost of labor; the effects of the COVID-19 pandemic and other communicable diseases, natural disasters, adverse weather conditions or public health crises; geopolitical, economic and climate- or weather-related risks in regions with a significant concentration of the Company’s operations; the inability to successfully identify, complete and integrate strategic acquisitions or investments, including the integration of ServiceSource International, Inc.; competitive conditions in the Company’s industry and consolidation of its competitors; higher than expected tax liabilities; the demand for CX solutions and technology; variability in demand by the Company’s clients or the early termination of the Company’s client contracts; the level of business activity of the Company’s clients and the market acceptance and performance of their products and services; currency exchange rate fluctuations; the operability of the Company’s communication services and information technology systems and networks; changes in law, regulations or regulatory guidance; damage to the Company’s reputation through the actions or inactions of third parties; investigative or legal actions; and other factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.

Copyright 2023 Concentrix Corporation. All rights reserved. Concentrix, the Concentrix logo, and all other Concentrix company, product and services names and slogans are trademarks or registered trademarks of Concentrix Corporation and its subsidiaries. Concentrix and the Concentrix logo Reg. U.S. Pat. & Tm. Off. and applicable non-U.S. jurisdictions. Other names and marks are the property of their respective owners.

Investor Contact:
David Stein
Investor Relations
Concentrix Corporation
david.stein@concentrix.com
(513) 703-9306

CONCENTRIX CORPORATION
CONSOLIDATED BALANCE SHEETS
(currency and share amounts in thousands, except par value)

	May 31, 2023	November 30, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$152,896	$145,382
Accounts receivable, net	1,394,012	1,390,474
Other current assets	205,149	218,476
Total current assets	1,752,057	1,754,332
Property and equipment, net	394,464	403,829
Goodwill	2,903,594	2,904,402
Intangible assets, net	910,784	985,572
Deferred tax assets	44,892	48,541
Other assets	554,214	573,092
Total assets	$6,560,005	$6,669,768

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$148,679	$161,190
Current portion of long-term debt	—	—
Accrued compensation and benefits	418,221	506,966
Other accrued liabilities	399,539	395,304
Income taxes payable	41,045	68,663
Total current liabilities	1,007,484	1,132,123
Long-term debt, net	2,130,960	2,224,288
Other long-term liabilities	490,120	511,995
Deferred tax liabilities	77,179	105,458
Total liabilities	3,705,743	3,973,864
Stockholders’ equity:
Preferred stock, $0.0001 par value, 10,000 shares authorized and no shares issued and outstanding as of May 31, 2023 and November 30, 2022, respectively	—	—
Common stock, $0.0001 par value, 250,000 shares authorized; 52,619 and 52,367 shares issued as of May 31, 2023 and November 30, 2022, respectively, and 51,178 and 51,096 shares outstanding as of May 31, 2023 and November 30, 2022, respectively	5	5
Additional paid-in capital	2,459,234	2,428,313
Treasury stock, 1,441 and 1,271 shares as of May 31, 2023 and November 30, 2022, respectively	(214,172)	(190,779)
Retained earnings	912,204	774,114
Accumulated other comprehensive loss	(303,009)	(315,749)
Total stockholders’ equity	2,854,262	2,695,904
Total liabilities and stockholders’ equity	$6,560,005	$6,669,768

CONCENTRIX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	May 31, 2023	May 31, 2022	% Change	May 31, 2023	May 31, 2022	% Change
Revenue
Technology and consumer electronics	$504,204	$466,754	8%	$1,020,812	$936,953	9%
Retail, travel and ecommerce	307,952	295,025	4%	613,456	579,942	6%
Communications and media	257,794	273,817	(6)%	514,781	534,460	(4)%
Banking, financial services and insurance	261,964	255,583	2%	521,617	498,829	5%
Healthcare	164,708	148,252	11%	342,532	298,388	15%
Other	118,084	128,670	(8)%	237,912	255,581	(7)%
Total revenue	$1,614,706	$1,568,101	3%	$3,251,110	$3,104,153	5%
Cost of revenue	1,034,481	1,009,185	3%	2,089,724	2,007,103	4%
Gross profit	580,225	558,916	4%	1,161,386	1,097,050	6%
Selling, general and administrative expenses	417,659	402,004	4%	842,773	792,393	6%
Operating income	162,566	156,912	4%	318,613	304,657	5%
Interest expense and finance charges, net	47,213	12,973	264%	81,203	21,743	273%
Other expense (income), net	9,383	(2,545)	(469)%	13,097	(10,161)	(229)%
Income before income taxes	105,970	146,484	(28)%	224,313	293,075	(23)%
Provision for income taxes	27,120	33,451	(19)%	57,593	69,503	(17)%
Net income before non-controlling interest	78,850	113,033	(30)%	166,720	223,572	(25)%
Less: Net income attributable to non-controlling interest	—	(109)	(100)%	—	157	(100)%
Net income attributable to Concentrix Corporation	$78,850	$113,142	(30)%	$166,720	$223,415	(25)%

Earnings per common share:
Basic	$1.51	$2.16		$3.20	$4.27
Diluted	$1.51	$2.14		$3.18	$4.23
Weighted-average common shares outstanding:
Basic	51,181	51,564		51,165	51,596
Diluted	51,392	51,990		51,457	51,995

CONCENTRIX CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(currency and share amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Revenue	$1,614,706	$1,568,101	$3,251,110	$3,104,153
Revenue growth, as reported under U.S. GAAP	3.0%	14.5%	4.7%	14.0%
Foreign exchange impact	1.6%	2.7%	2.1%	2.3%
Constant currency revenue growth	4.6%	17.2%	6.8%	16.3%
Effect of excluding revenue of acquired and divested businesses	(3.0)%	(7.8)%	(4.1)%	(6.3)%
Adjusted constant currency revenue growth	1.6%	9.4%	2.7%	10.0%

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Operating income	$162,566	$156,912	$318,613	$304,657
Acquisition-related and integration expenses	7,433	1,726	12,976	2,648
Amortization of intangibles	39,426	41,469	78,686	79,525
Share-based compensation	11,189	12,647	27,943	27,816
Non-GAAP operating income	$220,614	$212,754	$438,218	$414,646

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Net income	$78,850	$113,142	$166,720	$223,415
Net income attributable to non-controlling interest	—	(109)	—	157
Interest expense and finance charges, net	47,213	12,973	81,203	21,743
Provision for income taxes	27,120	33,451	57,593	69,503
Other expense (income), net	9,383	(2,545)	13,097	(10,161)
Acquisition-related and integration expenses	7,433	1,726	12,976	2,648
Amortization of intangibles	39,426	41,469	78,686	79,525
Share-based compensation	11,189	12,647	27,943	27,816
Depreciation	38,211	37,137	76,386	73,174
Adjusted EBITDA	$258,825	$249,891	$514,604	$487,820

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Operating margin	10.1%	10.0%	9.8%	9.8%
Non-GAAP operating margin	13.7%	13.6%	13.5%	13.4%
Adjusted EBITDA margin	16.0%	15.9%	15.8%	15.7%

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Net income	$78,850	$113,142	$166,720	$223,415
Acquisition-related and integration expenses	7,433	1,726	12,976	2,648
Acquisition-related expenses included in interest expense and finance charges, net (1)	11,840	—	11,840	—
Acquisition-related expenses included in other expense (income), net (1)	12,429	—	12,429	—
Amortization of intangibles	39,426	41,469	78,686	79,525
Share-based compensation	11,189	12,647	27,943	27,816
Income taxes related to the above (2)	(20,579)	(14,180)	(35,968)	(27,933)
Non-GAAP net income	$140,588	$154,804	$274,626	$305,471

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Net income	$78,850	$113,142	$166,720	$223,415
Less: net income allocated to participating securities	(1,357)	(1,700)	(2,900)	(3,243)
Net income attributable to common stockholders	77,493	111,442	163,820	220,172
Acquisition-related and integration expenses allocated to common stockholders	7,305	1,700	12,750	2,610
Acquisition-related expenses included in interest expense and finance charges, net allocated to common stockholders(1)	11,636	—	11,634	—
Acquisition-related expenses included in other expense (income), net allocated to common stockholders (1)	12,215	—	12,213	—
Amortization of intangibles allocated to common stockholders	38,747	40,846	77,317	78,371
Share-based compensation allocated to common stockholders	10,996	12,457	27,457	27,412
Income taxes related to the above allocated to common stockholders (2)	(20,225)	(13,967)	(35,342)	(27,528)
Non-GAAP net income attributable to common stockholders	$138,167	$152,478	$269,849	$301,037

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Diluted earnings per common share (“EPS”) (3)	$1.51	$2.14	$3.18	$4.23
Acquisition-related and integration expenses	0.14	0.03	0.25	0.05
Acquisition-related expenses included in interest expense and finance charges, net (1)	0.23	—	0.23	—
Acquisition-related expenses included in other expense (income), net (1)	0.24	—	0.24	—
Amortization of intangibles	0.75	0.79	1.50	1.51
Share-based compensation	0.21	0.24	0.53	0.53
Income taxes related to the above (2)	(0.39)	(0.27)	(0.69)	(0.53)
Non-GAAP diluted EPS	$2.69	$2.93	$5.24	$5.79

Weighted-average number of common shares - diluted	51,392	51,990	51,457	51,995

	Three Months Ended		Six Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Net cash provided by operating activities	$133,435	$167,469	$237,328	$212,484
Purchases of property and equipment	(32,184)	(25,773)	(71,781)	(71,166)
Free cash flow	$101,251	$141,696	$165,547	$141,318

	Forecast
	Three Months Ending August 31, 2023		Fiscal Year Ending November 30, 2023
	Low	High	Low	High
Revenue	$1,635,000	$1,650,000	$6,575,000	$6,640,000
Foreign exchange impact (4)	(3,000)	(3,000)	32,000	32,000
Revenue in constant currency	$1,632,000	$1,647,000	$6,607,000	$6,672,000
Effect of excluding revenue of acquired and divested businesses	(28,000)	(28,000)	(156,000)	(156,000)
Revenue in adjusted constant currency	$1,604,000	$1,619,000	$6,451,000	$6,516,000

	Forecast
	Three Months Ending August 31, 2023		Fiscal Year Ending November 30, 2023
	Low	High	Low	High
Operating income	$172,100	$182,100	$690,000	$715,000
Acquisition-related and integration expenses	1,400	1,400	15,500	15,500
Amortization of intangibles	39,500	39,500	157,500	157,500
Share-based compensation	12,000	12,000	57,000	57,000
Non-GAAP operating income	$225,000	$235,000	$920,000	$945,000

(1) Included in these amounts are a) bridge financing fees expensed and b) expenses associated with non-designated call option contracts put in place to hedge foreign exchange movements in connection with the Webhelp combination that are included within interest expense and finance charges, net and other expense (income), net, respectively, in the consolidated statement of operations.

(2) The tax effect of taxable and deductible non-GAAP adjustments was calculated using the tax-deductible portion of the expenses and applying the entity-specific, statutory tax rates applicable to each item during the respective periods presented.

(3) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For the purposes of calculating diluted EPS, net income attributable to participating securities was approximately 1.7% and 1.5% of net income, respectively, for the three months ended May 31, 2023 and 2022 and 1.7% and 1.5% of net income, respectively, for the six months ended May 31, 2023 and 2022, and was excluded from total net income to calculate net income attributable to common stockholders. In addition, the non-GAAP adjustments allocated to common stockholders were calculated based on the percentage of net income attributable to common stockholders.

(4) Based on foreign currency exchange rates as of June 23, 2023.